Registrant:         GE Investments Funds
N-SAR:         06/30/1999
File Number:   811-04041
CIK Number:         0000746687





15E) Rule 17f-2 State Street Bank & Trust Company for GE
Investments S&P 500 Index Fund



                             TYPE OF CUSTODY

             Member Nat'l                 Foreign
          Insurance Co.
    Bank       Sec. Exchg.       Self      Custodian
Sponsor
Sec.17(f)(1)    Rule 17f-1    Rule 17f-2   Rule 17f-5
Rule 26a-2
------------   ------------   ----------   ----------   ----
---------
                              X